UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549


                        -----------------------

                               FORM 8-K

                            CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                  The Securities Exchange Act of 1934

                        -----------------------

           Date of Report (Date of earliest event reported):
                           October 19, 2000


                            USX Corporation
----------------------------------------------------------------------
         (Exact name of registrant as specified in its charter)


           Delaware             1-5153            25-0996816
       ---------------       ------------    -------------------
       (State or other       (Commission        (IRS Employer
       jurisdiction of       File Number)    Identification No.)
        incorporation)

600 Grant Street, Pittsburgh, PA                            15219-4776
---------------------------------------                     ----------
(Address of principal executive offices)                    (Zip Code)

                            (412) 433-1121
                    ------------------------------

                    (Registrant's telephone number,
                         including area code)

Item 5.  Other Events and Regulation FD Disclosure

On October 19, 2000, USX Corporation reported third quarter earnings for both the Marathon Group and the U. S. Steel Group. In the Marathon Group release USX reported that Marathon has signed a definitive agreement with Shell to transfer its 37.5 percent interest in Sakhalin Energy Investment Company Ltd. In exchange, Marathon will receive certain Shell interests in the UK Atlantic Margin area and the U.S. Gulf of Mexico as well as reimbursement for all Sakhalin project capital expenditures made by Marathon in 2000. The closing and transfer of operations are expected to take place in early December.

The increased likelihood of closing this transaction triggers a one-time, non-cash deferred tax charge of $235 million in the third quarter.

Attached are copies of the earnings announcements in substantially the form as released.


Item 7.  Financial Statements and Exhibits

     (c)  Exhibits

       99.1.   Marathon Group Earnings Release

       99.2.   U. S. Steel Group Earnings Release


                               SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USX CORPORATION


By   /s/ Larry G. Schultz
     -----------------------
     Larry G. Schultz
     Vice President - Accounting



Dated:  October 23, 2000